Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

TiGenix

Leuven, Belgium

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 26, 2015, relating to the consolidated financial statements of Tigenix, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Bedrijfsrevisoren Burg. CVBA

On behalf of it,

Gert Claes

/s/ Gert Claes

Zaventem, Belgium

February 3, 2016